--------------------------------------------------

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                       TO

                             BANKERS TRUST COMPANY,

                                     Trustee

                                  ------------

                          First Supplemental Indenture
                            Dated as of July __, 1999

                                       to
                                    Indenture

                               (For Senior Notes)
                            Dated as of July __, 1999

               --------------------------------------------------

                 Senior Notes, ____% Series Due __________, 20__

      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July __, 1999, between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 20 N.W. Fourth Street, Evansville, Indiana 47741-0001, and BANKERS TRUST COMPANY, a banking corporation of the State of New York, having its principal office at 4 Albany Street, 4th Floor, New York, New York 10006, as Trustee (herein called the "Trustee") under the Indenture (For Senior Notes) dated as of July __, 1999 between the Company and the Trustee (the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                             RECITALS OF THE COMPANY

      A. The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its Senior Notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

      B. Pursuant to the terms of the Indenture, the Company desires to establish a new series of its Notes to be known as its Senior Notes, ___% Series Due ________, 20__ (herein called the "Senior Notes Due 20__"), the form and substance of such Senior Notes Due 20__ and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

      C. All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the Senior Notes Due 20__, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Senior Notes Due 20__ by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes Due 20__ and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Notes Due 20__, as follows:

                                    ARTICLE I

            GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES DUE 20__

      Section 101 There is hereby established a series of Notes designated the "Senior Notes, ___% Series Due ________, 20__," limited in the aggregate principal amount of EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000). Such series of Notes shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 303 of the Indenture including, among other things, a Company Order for the authentication and delivery of the Senior Notes Due 20__.

      Section 102 The Senior Notes Due 20__ shall be issued in certificated form, except that the Senior Notes Due 20__ shall be issued initially as a Global Note to and registered in the name of a nominee of The Depository Trust Company, as Depositary therefor. Any Senior Notes Due 20__ to be issued or transferred to, or to be held by such nominee (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth at the top of the form of Senior Notes Due 20__ in Article II hereof, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Such Global Note may be exchanged in whole or in part for Senior Notes Due 20__ registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than such Depositary or a nominee thereof as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee. Principal of, and premium, if any, and interest on the Senior Notes Due 20__ will be payable, the transfer of Senior Notes Due 20__ will be registrable and Senior Notes Due 20__ will be exchangeable for Senior Notes Due 20__ bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holders thereof at such address as shall appear in the Note Register. The Senior Notes Due 20__ shall have the terms set forth in the form of the Senior Notes Due 20__ set forth in Article II hereof.

      Section 103 The Company may, at its option, redeem, at any time, all, or, from time to time, any part of the Senior Notes Due 20__, upon notice as provided in the Indenture (not less than 30 nor more than 60 days prior to a
date fixed for redemption (the "Redemption Date")) as follows: [     ]

      Section 104 The Company has issued pursuant to the Thirty-Eighth Supplemental Indenture to the First Mortgage, and hereby delivers to the Trustee for the benefit of the Holders of all Notes from time to time Outstanding under the Indenture, a series of Senior Note First Mortgage Bonds designated the "First Mortgage Bonds, ___% Senior Note Series Due 20__." The Senior Note First Mortgage Bonds have the same rate or rates of interest (or interest calculated in the same manner) (including interest payable following a default on the Senior Notes Due 20__), interest payment dates, maturity and redemption provisions, and have been issued in the same aggregate principal amount, as the Senior Notes Due 20__.

      Section 105 When the obligation of the Company to make payments with respect to the principal of, and premium, if any, and interest on all or any part of the Senior Note First Mortgage Bonds shall be satisfied or deemed satisfied pursuant to Section 403, Section 801 or

Section 802 of the Indenture or pursuant to Section 103 of this First Supplemental Indenture, the Trustee shall, upon written request of the Company and the receipt of the certificate of the Expert described in Section 404(b) of the Indenture (if such certificate is then required by Section 404(b) of the Indenture), deliver to the Company without charge therefor all of the Senior Note First Mortgage Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Senior Note First Mortgage Bonds delivered to the Company in accordance with this Section 105 shall be delivered by the Company to the Mortgage Trustees for cancellation.

      Section 106 The Senior Notes Due 20__ shall be defeasible pursuant to
Section 801 of the Indenture.

                                   ARTICLE II

                                     FORM OF
                  SENIOR NOTES, ___% SERIES DUE ________, 20__

      Section 201 The Senior Notes Due 20__ and the Trustee's certificate of authentication to be endorsed are to be substantially in the following forms:

      Form of Face of Note.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SOUTHERN INDIANA GAS & ELECTRIC COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                     SOUTHERN INDIANA GAS & ELECTRIC COMPANY

                  Senior Notes, ___% Series Due ________, 20__

No. ____                                                            $___________

                                                              CUSIP No. ________

      Southern Indiana Gas & Electric, a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _______________ Dollars ($_____) on

________, 20__, and to pay interest thereon from ________, 1999 or from the most recent Interest Payment Date with respect to which interest has been paid or duly provided for, semi-annually on ________ 1 and ________ 1 in each year (each an "Interest Payment Date"), commencing ________, ____, at the rate of ___% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable); from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ 15 or ________ 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium if any) and such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of such interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from each prior Interest Payment Date to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Notes of this series is not a Business Day at any Place of Payment, then payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day. A "Business Day" means when used with respect to a Place of Payment or any other particular location specified in the Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed.

      Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        SOUTHERN INDIANA GAS & ELECTRIC COMPANY

                                        By
                                           -------------------------------------


Attest:


------------------------------

      Form of Reverse of Note.

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture (For Senior Notes), dated as of July __, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $80,000,000.

      Prior to the Release Date (as hereinafter defined), this Note will be secured by first mortgage bonds (the "Senior Note First Mortgage Bonds") delivered by the Company to the Trustee for the benefit of all Holders of Notes from time to time Outstanding, issued under the Indenture, dated as of April 1, 1932, between the Company and Bankers Trust Company, as trustee, as supplemented and amended from time to time (the "First Mortgage"). Reference is made to the First Mortgage for a description of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first mortgage bonds under the First Mortgage and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

      FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS, OTHER THAN FIRST MORTGAGE BONDS WHICH DO NOT IN AGGREGATE PRINCIPAL AMOUNT EXCEED EITHER FIVE PERCENT (5%) OF NET TANGIBLE ASSETS OR FIVE PERCENT (5%) OF CAPITALIZATION, HAVE BEEN RETIRED THROUGH REPAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR IN ACCORDANCE WITH THE FIRST MORTGAGE) AT, BEFORE OR AFTER THE MATURITY THEREOF, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING (THE "RELEASE DATE"), THE SENIOR NOTE FIRST MORTGAGE BONDS SHALL CEASE TO SECURE THE NOTES IN ANY MANNER.

      The Notes of this series are subject to redemption by the Company, at its option, in whole, at any time, or in part, from time to time, upon notice as provided in the Indenture (not less than 30 nor more than 60 days prior to a
date fixed for redemption (the "Redemption Date")) as follows: [     ]

      If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

      Notice of any optional redemption of Notes of this series (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the method of calculation of the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. If less than all of the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the portion of such Note to be redeemed in whole or in part.

      The Notes of this series will not be subject to any sinking fund.

      In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

      If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the acceleration of the payment of principal of the Senior Note First Mortgage Bonds as provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of specified percentages of the Notes Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Form of Trustee's Certificate of Authentication.

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

      Dated:
             ------------------

                                        BANKERS TRUST COMPANY,
                                        as Trustee

                                        By
                                           -------------------------------------
                                                   Authorized Signatory

                                   ARTICLE III

                     ORIGINAL ISSUE OF SENIOR NOTES DUE 20__

      Section 301 Senior Notes Due 20__ in the aggregate principal amount of $80,000,000, may, upon execution of this First Supplemental Indenture, be executed by the Company by an Authorized Officer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon receipt of and in accordance with a Company Order therefor without any further action by the Company.

                                   ARTICLE IV

                           PAYING AGENT AND REGISTRAR

      Section 401 Bankers Trust Company will be the Paying Agent and Note Registrar for the Senior Notes Due 20__.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

      Section 501 Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Senior Notes Due 20__ or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Senior Notes Due 20__ that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

      Section 502 The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

      Section 503 The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Seven of the Indenture shall apply to and form part of this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this First Supplemental Indenture.

                       ----------------------------------

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        SOUTHERN INDIANA GAS & ELECTRIC COMPANY

                                        By:
                                            ------------------------------------
   [SEAL]                                   Name:
                                            Title:


ATTEST:


------------------------------
Name:
Title:

                       (Trustee's Signature Page Follows)

                            Trustee's Signature Page

      First Supplemental Indenture, dated as of July __, 1999, to Indenture
                  (For Senior Notes), dated as of July __, 1999

                                        BANKERS TRUST COMPANY, as Trustee

                                        By:
                                            ------------------------------------
   [SEAL]                                   Name:
                                            Title:


ATTEST:


------------------------------
Name:
Title: